Exhibit 10.1

TWELFTH AMENDMENT TO CREDIT AGREEMENT

This Twelfth Amendment to Credit Agreement (this “Amendment”) is entered into as of June 29, 2017, by and among NeoPhotonics Corporation, a Delaware corporation (“Borrower”), Lenders (as defined below) and Comerica Bank, as administrative agent for Lenders (in such capacity, “Agent”).

RECITALS

A.            Borrower previously entered into that certain Revolving Credit and Term Loan Agreement dated as of March 21, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with the certain financial institutions from time to time parties thereto (collectively, “Lenders”), and Agent.

B.            Borrower, Agent and Lenders desire to amend the Credit Agreement on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, Borrower, Agent and Lenders hereby agree as follows:

1.             The defined term, “Twelfth Amendment Effective Date”, is added to Section 1.1 of the Credit Agreement in alphabetical order as follows:

“‘Twelfth Amendment Effective Date’ means June 29, 2017.”

2.             The definition of “Revolving Credit Maturity Date” set forth in Section 1.1 of the Credit Agreement is amended and restated in its entirety as follows:

“‘Revolving Credit Maturity Date’ shall mean the earlier of (i) August 31, 2017 and (ii) the date on which the Revolving Credit Aggregate Commitment shall terminate in accordance with the provisions of this Agreement.”

3.             The first sentence of Section 7.9(a) of the Credit Agreement is amended and restated in its entirety as follows:

“Maintain EBITDA (for the two (2) consecutive fiscal quarters then ending) as of the last day of each fiscal quarter of not less than fifty percent (50%) of the Projected EBITDA; provided, however, that with respect to the fiscal quarter ended June 30, 2017, Borrower shall be deemed to have complied with this covenant if it demonstrates to Agent’s satisfaction that Borrower generated a loss (calculated as negative Adjusted EBITDA) not to exceed 175% of Projected EBITDA as determined based on the financial forecast dated as of June 7, 2017 provided to Agent on June 29, 2017.”

4.             Section 8.1(a) is amended and restated in its entirety as follows:

“(a)         Indebtedness of any Credit Party to the Agent and the Lenders under this Agreement and/or the other Loan Documents, provided, however, that commencing on the Fourth Amendment Effective Date, aggregate Indebtedness of the Borrower owing to Comerica Bank shall not at any time exceed Twenty Million Dollars ($20,000,000);”

5.             Section 8.1(p) is amended and restated in its entirety as follows:

“(p)         Debt of any Foreign Subsidiary, incurred at any time when no Default or Event of Default has occurred and is continuing, both before and after giving effect thereto (provided, however, that such Debt shall not be guaranteed or otherwise secured by the Borrower or any Domestic Subsidiary), provided, however, that with respect to Chinese-registered and Hong-Kong-registered Foreign Subsidiaries, aggregate Debt among all such Foreign Subsidiaries shall not at any time exceed Seventeen Million Dollars ($17,000,000) on an as-converted basis.”

6.             Section 8.1(i) is amended and restated in its entirety as follows:

“(i)          Notwithstanding anything to the contrary in Section 8.1(p), Debt incurred in favor of East West Bank by NeoPhotonics Dongguan Co., Ltd. and NeoPhotonics (China) Co., Ltd. (which Debt may be guaranteed on an unsecured basis by Borrower) in an aggregate amount not to exceed Five Million Dollars ($5,000,000) on an as-converted basis at any time; and

7.             This Amendment shall become effective (according to the terms hereof) on the date (the “Twelfth Amendment Effective Date”) that the following conditions have been deemed fully satisfied by Agent:

(a)                                 Agent shall have received counterpart signature pages to this Amendment, duly executed and delivered by each of Agent, Borrower and Lenders;

(b)                                 Borrower shall have paid to Agent all reasonable costs and expenses, if any, that are due and owing to Agent and Lenders as of the date hereof;

(c)                                  Agent and Lenders shall have received such other documents and completion of matters as Agent or Lenders may deem necessary or appropriate.

8.             Borrower hereby represents and warrants that, after giving effect to this Amendment, (a) the execution and delivery of this Amendment are within Borrower’s corporate powers, have been duly authorized, are not in contravention of any law applicable to Borrower or the terms of its organizational documents, and except to the extent previously obtained do not require the consent or approval of any governmental body, agency or authority, and this Amendment and the Credit Agreement (as amended hereby) shall constitute the valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in Article 6 of the Credit Agreement are true and correct in all material respects on and as of the date hereof (other than any representation or warranty that expressly speaks only as of a certain date), and (c) as of

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the Twelfth Amendment Effective Date, no Default or Event of Default shall have occurred and be continuing.

9.             Except as specifically set forth herein, this Amendment (i) shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement (including without limitation all conditions and requirements for Advances and any financial covenants), any of the Notes issued thereunder or any of the other Loan Documents; and (ii) shall not constitute a waiver or release by Agent or Lenders of any right, remedy, Default or Event of Default under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents. Furthermore, this Amendment shall not affect in any manner whatsoever any rights or remedies of Lenders with respect to any non-compliance by Borrower with the Credit Agreement or any other Loan Document, whether in the nature of a Default or Event of Default, and whether now in existence or subsequently arising, and shall not apply to any other transaction.

10.          Borrower and each other Credit Party hereby acknowledge and agree that this Amendment and the amendment set forth herein do not constitute any course of dealing or other basis for altering (i) any obligation of Borrower, any other Credit Party or any other party or (ii) any rights, privilege or remedy of Lenders under the Credit Agreement, any other Loan Document, any other agreement or document, or any contract or instrument.

11.          Capitalized terms used in this Amendment but not expressly defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

12.          This Amendment may be executed in two or more counterparts in accordance with Section 13.9 of the Credit Agreement.

13.          This Amendment shall be construed in accordance with and governed by the laws of the State of California, without regard to principles of conflict of laws that would result in the application of the laws of a different jurisdiction.

Signature pages follow.

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IN WITNESS WHEREOF, Borrower, Lenders and Agent have each caused this Amendment to be executed by their respective duly authorized officers or agents, as applicable, as of the date first set forth above.

COMERICA BANK, as Agent and sole Lender

By:	/s/ Robert Shutt
Name:	Robert Shutt
Title:	SVP

Signatures continue on following page.

Twelfth Amendment to Credit Agreement

NEOPHOTONICS CORPORATION

By:	/s/ Sandra Waechter
Name:	Sandra Waechter
Title:	Interim CFO

Twelfth Amendment to Credit Agreement